Exhibit 23.1


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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      PCAOB REGISTERED


       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the registrations statement on Form SB2 of Political Calls, Inc, of our report dated January 31, 2007 on our audit of the financial statements of Political Calls, Inc as of December 31, 2006, and the related statements of operations, stockholders' equity and cash flows from inception April 24, 2006 through December 31, 2006 and for the period then ended, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
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    Moore & Associates Chartered
    Las Vegas, Nevada
    February 21, 2007